UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 9, 2021
Date of Report (Date of earliest event reported)

TAYLOR DEVICES, INC.
(Exact name of registrant as specified in its charter)

New York	0-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TAYD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Section 1 – Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2021, the Compensation Committee of Taylor Devices, Inc. approved Employment Agreements between Taylor Devices, Inc. and Timothy J. Sopko, Chief Executive Officer.

By the terms, the Company will continue to employ the Executive for a period of one year after the date of the Agreement. After the initial term, this Agreement will automatically renew each year for one additional year. However, either party may elect not to renew this Agreement for any renewal period by providing ninety days written notice of such election prior to the end of the initial term or renewal period. If this agreement is not renewed by the Executive, no Severance Package shall be paid. If this Agreement is not renewed by the Company, the Executive shall be entitled to the Severance Package. The Severance Package consists of the continuation of the Executive's base salary for a period of 12 months and, if the Executive elects COBRA continuation of health insurance under the applicable Company plan, reimbursement of premiums for up to twelve (12) months.

Under the Agreements, the Company agrees to pay Mr. Sopko a base salary of two hundred fifty thousand dollars per year, subject to increase at the discretion of the Board. The Executives shall be eligible for an Incentive Compensation Plan based on Company performance as approved by the Board of Directors.

The Company may terminate the employment of the Executive without further obligation to the Executive at any time for Cause, as defined in Article 1(e) of the Employment Agreement. The Company may terminate the employment of the Executive without Cause, or for any reason. The Executive may terminate this Agreement and his employment with the Company at any time for Good Reason, as defined in Article 1(f) of the Employment Agreement. If, within ninety (90) days after the effective date of the termination of the Executive’s employment by the Company without Cause or by the Executive for Good Reason (or such longer period as the Company, in its discretion, may designate), the Executive executes a waiver and release agreement, in a form satisfactory to the Company, that releases the Company and all Affiliates from any and all claims of any nature whatsoever relating to Executive’s employment (including, without limitation, any and all statutory claims), the Company shall provide the Executive with the Severance Package, paid monthly in accordance with the Company’s normal payroll practices. The Company shall provide the form of waiver and release to Executive within ten (10) days of the effective date of Executive’s termination of employment. The provisions of the Severance Package will constitute full and final satisfaction of all rights and entitlements that the Executive has or may have arising from or related to the termination of his employment, whether pursuant to statute, contract, common law or otherwise.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10	Employment Agreement dated as of August 6, 2021 between the Registrant and Timothy J. Sopko.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: August 13, 2021	By:	/s/ Mark V. McDonough
Mark. V. McDonough, Chief Financial Officer